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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of BioTime, Inc. on Form S-8 of our report dated February 16, 2002 (March 27, 2002 as to Note 9 and the fourth paragraph of Note 1), which report expresses an unqualified opinion and includes an explanatory paragraph related to the development stage of the Company's operations, appearing in the Annual Report on Form 10-K/A-1 of the Company for the year ended December 31, 2001.


 s/ DELOITTE & TOUCHE LLP

San Francisco, California
December 3, 2002